UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2007 (April 6, 2007)

REPLIGEN CORPORATION

(Exact name of registration as specified in charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 6, 2007 (the “Effective Date”), Repligen Corporation (the “Company”) entered into an exclusive worldwide commercial license agreement (the “Agreement”) with The Scripps Research Institute (“Scripps”). Pursuant to the Agreement, the Company obtained a license to use, commercialize and sublicense certain patented technology and improvements thereon, owned or licensed by Scripps, relating to compounds which may have utility in treating Friedreich’s Ataxia, an inherited neurodegenerative disease.

Pursuant to the Agreement, the Company agreed to pay Scripps an initial license fee of $300,000, certain royalty and sublicense fees and, in the event the Company achieves specified developmental and commercial milestones, certain additional milestone payments. In addition, the Company agreed to issue Scripps 87,464 shares of the Company’s common stock (the “Shares”) representing $300,000 as of the Effective Date within fifteen days of the Effective Date. If the value of the Shares does not equal at least $300,000 on the one-year anniversary of the Effective Date, the Company shall make a cash payment to Scripps equal to the difference between the actual total value of the Shares on the one-year anniversary of the Effective Date and the Effective Date. The Company issued the Shares in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The Shares were issued exclusively to Scripps as an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D) without general solicitation or advertising and did not involve a public offering.

The Agreement expires or may be terminated (i) when all of the royalty obligations under the Agreement expire; (ii) at any time by mutual written consent; (iii) by Scripps if the Company (a) fails to make payments under the Agreement, (b) fails to achieve certain developmental and commercial objectives, (c) becomes insolvent, (d) is convicted of a felony relating the manufacture, use or sale of the licensed technology or (e) defaults in its performance under the Agreement; or (iv) by the Company upon 90 days written notice.

The foregoing description is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release by Repligen Corporation, dated April 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: April 11, 2007	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release by Repligen Corporation, dated April 11, 2007.